UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report: May 29, 2015

(Date of earliest event reported)

CH2M HILL Companies, Ltd.

(Exact name of registrant as specified in its charter)

Commission File Number 000-27261

Delaware	93-0549963
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

9191 South Jamaica Street,
Englewood, CO	80112-5946
(Address of principal executive offices)	(Zip Code)

(303) 771-0900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

J. Robert Berra, Business Group President-Oil, Gas & Chemicals of CH2M HILL Companies, Ltd., a Delaware corporation, and an employee director on the CH2M Board of Directors, has departed CH2M effective May 29, 2015.  Pursuant to the Amended and Restated Bylaws of CH2M, Mr. Berra, as an employee director of the CH2M Board, was deemed to have tendered his resignation as a member of the Board of Directors upon termination of employment.  The CH2M Board accepted Mr. Berra’s resignation from the Board on May 29, 2015.  Mr. Berra served on the Risk Committee of the Board.

On June 1, 2015, the Board appointed Thomas L. Pennella, Business Group President-Industrial & Urban Environments, to replace Mr. Berra and he will hold office until the next annual meeting to be held in 2016 pursuant to the Amended and Restated Bylaws of CH2M.  Mr. Pennella will serve on the Risk Committee of the Board.

There are no related party transactions between CH2M and Mr. Pennella.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, CH2M HILL has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CH2M HILL COMPANIES, LTD.

Date: June 3, 2015	By:	/s/ Thomas M. McCoy
Thomas M. McCoy
Executive Vice President, General Counsel & Corporate
Secretary